UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 10, 2019

National CineMedia, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
6300 S. Syracuse Way, Suite 300
Centennial, Colorado 80111
(Address of principal executive offices, including zip code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
National CineMedia, LLC: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
National CineMedia, LLC (“NCM LLC”) has been a “voluntary filer” under the Securities Exchange Act of 1934 in satisfaction of the disclosure obligations under the Indenture, dated April 27, 2012, pursuant to which NCM LLC’s 6.00% senior secured notes due 2022 (the “2022 Notes”) were issued (the “2022 Notes Indenture”). On October 8, 2019, NCM LLC completed a private offering of $400.0 million aggregate principal amount of 5.875% senior secured notes due 2028 (the “2028 Notes”). Following the completion of the offering of the 2028 Notes, NCM LLC called all outstanding 2022 Notes for redemption and subsequently satisfied all conditions necessary to satisfy and discharge the 2022 Notes Indenture. As a result, NCM LLC has been released from its obligations under the 2022 Notes Indenture, except for certain limited provisions that survive. Accordingly, NCM LLC’s obligations under the 2022 Notes Indenture to file annual, quarterly and current reports have terminated and NCM LLC will cease filing voluntary reports with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, NCM LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, LLC
By: National CineMedia, Inc., its manager

Dated: October 10, 2019	By:	/s/ Katherine L. Scherping
Katherine L. Scherping
Chief Financial Officer